Exhibit 5.01


                                February 26, 1997




United States Filter Corporation
40-004 Cook Street
Palm Desert, California 92211

Ladies and Gentlemen:

         I am Vice President, General Counsel and Secretary to United States Filter Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company on February 26, 1997, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to an aggregate of up to 104,932 shares (the "Selling Stockholders' Shares") of the Company's Common Stock, par value $.01 per share, that may be offered or sold from time to time by the selling stockholders identified in the Registration Statement.

         I am familiar with the Registration Statement and have reviewed the Company's Certificate of Incorporation and By-laws, each as amended and restated. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other copies.

         On the basis of the  foregoing,  I am of the  opinion  that the Selling
Stockholders'   Shares  have  been  validly   issued  and  are  fully  paid  and
non-assessable.

         I consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the use of my name in the Prospectus forming a part thereof under the caption "Validity of Common Stock".

                                                 Yours truly,

                                                 /s/ Damian C. Georgino
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